                                AMENDMENT NO. 4
         AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT

   The Amended and Restated Master Administrative Services Agreement (the "Agreement"), dated July 1, 2004, by and between A I M ADVISORS, INC., a Delaware corporation, and AIM Stock Funds, a Delaware statutory trust, is hereby amended as follows:

                             W I T N E S S E T H:

   WHEREAS, the parties desire to amend the Agreement to delete AIM Small Company Growth Fund from the Agreement;

   NOW, THEREFORE, the parties agree as follows:

Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                  "APPENDIX A

                                FEE SCHEDULE TO
         AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                      OF
                                AIM STOCK FUNDS

Portfolios             Effective Date of Agreement
----------             ---------------------------
AIM Dynamics Fund             July 1, 2004

AIM S&P 500 Index Fund        July 1, 2004"

   The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

                    Rate*                Net Assets
                    -----                ------------------
                    0.023%               First $1.5 billion
                    0.013%               Next $1.5 billion
                    0.003%               Over $3 billion

       *Annual minimum fee is $50,000. An additional $10,000 per class of shares is charged for each class other than the initial class. The $10,000 class fee is waived for any of the above Portfolios with insufficient assets to result in the payment of more than the minimum fee of $50,000."

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   All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: April 10, 2006

                                       A I M ADVISORS, INC.

Attest: /s/ Stephen R. Rimes           By: /s/ Mark H. Williamson
        -----------------------------      -----------------------------
        Assistant Secretary                Mark H. Williamson
                                           President

(SEAL)

                                       AIM STOCK FUNDS

Attest: /s/ Stephen R. Rimes           By: /s/ Robert H. Graham
        -----------------------------      -----------------------------
        Assistant Secretary                Robert H. Graham
                                           President

(SEAL)